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                                                                    Exhibit 1(d)

[Translation]


                           SHARE HANDLING REGULATIONS


                     MITSUBISHI TOKYO FINANCIAL GROUP, INC.

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                          CHAPTER I. GENERAL PROVISIONS

Article 1.  (Purpose)

       The denominations of share certificates of the Company and the handling with respect to shares and fractional shares, and fees therefor shall be governed by these Regulations in accordance with Articles 9 of the Articles of Incorporation. Provided, however, that the handling of beneficial shareholders shall be governed by the provisions as prescribed by Japan Securities Depository Center, Inc. (hereinafter referred to as the "Center") as well as by these Regulations.

Article 2.  (Transfer Agent)

       All businesses related to shares and fractional shares of the Company shall be handled by the transfer agent. The Company's transfer agent, its place of business and forwarding offices shall be as follows:

       Transfer Agent:            The Mitsubishi Trust and Banking Corporation
                                  4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

       Place of Business:         The Mitsubishi Trust and Banking Corporation
                                  Securities Agency Division
                                  4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

       Forwarding Offices:        All branch offices in Japan of The Mitsubishi
                                  Trust and Banking Corporation

Article 3.  (Denominations of Share Certificates)

       Share certificates to be issued by the Company shall be in three (3) denominations of one (1) share, ten (10) shares and one hundred (100) shares. Provided, however, that a share certificate indicating any number of shares other than those mentioned above may be issued, if necessary.

Article 4.  (Method of Application, Notification, Etc.)

1. Application, notification, request or notice pursuant to these Regulations shall be made in the form prescribed by the Company, bearing the seal impressions notified pursuant to the provisions of Article 16 hereof.

2. In case any application, notification, request or notice as described in the preceding paragraph is made by proxy, a document evidencing the power of representation; and in case consent of a curator or an assistant is required, a document evidencing such consent shall be submitted.

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                                     -2-

Article 5.  (Certificates)

       In case the Company deems it necessary, the Company may request certificates, etc. to be submitted related to any application, notification, request or notice pursuant to these Regulations.

                 CHAPTER II. REGISTRATION OF TRANSFER OF SHARES

Article 6.  (Registration of Transfer of Shares Acquired by Assignment)

       In case of an application for the registration of transfer of shares acquired by assignment, a written application shall be submitted together with the share certificates concerned.

Article 7. (Registration of Transfer of Shares Acquired for Reason Other Than Assignment)

       In case an application for the registration of transfer of shares is made for any reason other than assignment, such as inheritance, corporate merger, etc., a written application and the share certificates concerned shall be submitted together with a document evidencing the reason for such acquisition. Provided, however, that in case no share certificates concerned have been issued, the submission of share certificates shall not be required.

Article 8.  (In Case Particular Procedures Are Required by Laws and Regulations)

       If any particular procedures are required to be followed by laws and regulations in connection with the transfer of shares provided for in preceding two Articles, a written application and the share certificates concerned shall be submitted together with a document evidencing the completion of such procedures.

Article 9.  (Ledger of Fractional Shares)

       In case of application for change in the contents or record of the ledger of fractional shares for any reason other than assignment, the provision of
Article 7 shall apply mutatis mutandis.

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                                      -3-

                 CHAPTER III. BENEFICIAL SHAREHOLDERS' REGISTER

Article 10.  (Entries in Beneficial Shareholders' Register)

       Entries or record in the beneficial shareholders' register shall be made pursuant to the notice concerning the beneficial shareholder tendered by the Center and the beneficial shareholder's form designated by the Center.

Article 11.  (Consolidation)

       In case a shareholder entered or recorded in the shareholders' register and a beneficial shareholder entered or recorded in the beneficial shareholders' register are identified as the same person according to the address and name, the number of shares of each of such shareholders shall be added up for the purpose of the exercise of the shareholder's rights.

                          CHAPTER IV. PLEDGES AND TRUST

Article 12.  (Registration of Pledges, Transfer or Cancellation Thereof)

       In case of an application for the registration of pledges on shares, transfer or cancellation thereof, a written application with the names and seals of both pledgor and pledgee affixed thereto shall be submitted together with the share certificates concerned.

Article 13.  (Recordation of Shares Held in Trust or Cancellation Thereof)

       In case of an application for the recordation of shares held in trust or cancellation thereof, a written application shall be submitted either by a settlor or a trustee together with the share certificates concerned.

              CHAPTER V. ELECTION NOT TO POSSESS SHARE CERTIFICATES

Article 14.  (Notice of Election not to Possess Share Certificates)

       In case a notice of election not to possess share certificates is made, a written notice shall be submitted together with the share certificates concerned. Provided, however, that in case no share certificates concerned have been issued, the submission of share certificates shall not be required.

Article 15.  (Application for Issuance of Unpossessed Share Certificates)

       In case a shareholder who has given a notice of election not to possess share certificates applies for the issuance of such share certificates, a written application stating such effect shall be submitted.

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                            CHAPTER VI. NOTIFICATIONS

Article 16.  (Notification of Address, Name and Seal Impression)

1. Shareholders, beneficial shareholders and registered pledgees or their statutory agents shall notify the Company of their addresses, names and seal impressions. Provided, however, that foreigners may substitute their specimen signatures for seal impressions.

2. In case of a change in the matters notified pursuant to the preceding paragraph, such change shall be notified.

Article 17.  (Notification of Shareholders, etc. Residing in Foreign Countries)

1. Shareholders, beneficial shareholders and registered pledgees or their statutory agents residing in foreign countries shall, in addition to the procedures set forth in the preceding Article, appoint their standing proxies in Japan or designate their mailing addresses in Japan for receiving notices and notify the Company thereof.

2. The provisions of the preceding Article shall apply mutatis mutandis to standing proxies.

Article 18.  (Representative of Corporation)

1. In case a shareholder, a beneficial shareholder or a registered pledgee is a corporation, a representative of such corporation shall be notified.

2. In case of a change of the representative notified pursuant to the preceding paragraph, a written notification shall be submitted together with an extract copy of the commercial register.

Article 19.  (Representative of Co-owned Shares)

       Shareholders or beneficial shareholders who co-own shares shall appoint a representative on their behalf and submit a notification thereof with the names and seals of all the co-owners affixed thereto. The same shall apply to any change in the representative.

Article 20.  (Representative of Unincorporated Association)

1. In case a shareholder, a beneficial shareholder or a registered pledgee is an unincorporated association, a representative of such association shall be notified.

2. In case of a change of the representative notified pursuant to the preceding paragraph, a written notification thereof shall be submitted.

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                                      -5-

Article 21.  (Change in Family Name, Given Name or Trade Name, etc.)

       In case of any change in entries in the shareholders' register or in the beneficial shareholders' register and in indication on share certificates for any of the following reasons, a written notification shall be submitted together with the share certificates concerned and a document evidencing the relevant fact. Provided, however, that in case no share certificates concerned have been issued and in case of any change in entries in the beneficial shareholders' register, the submission of share certificates shall not be required.

       (1)    Change in family name or given name;

       (2) Establishment of, alteration in, or discharge of a person in parental authority, a guardian and any other statutory agents;

       (3)    Change in trade name or corporate name; and

       (4)    Change in corporate organization.

Article 22.  (Method for Notifications by Beneficial Shareholders)

       Any notification to be made by a beneficial shareholder or a statutory agent thereof as provided for in this Chapter shall be made through a participant (hereinafter referred to as the "Participant") in the Center. Provided, however, that change of notified seal impression shall not required to be notified through the Participant.

Article 23.  (Application mutatis mutandis to Holders of Fractional Shares)

       The provisions of Article 16 to Article 21 shall apply mutatis mutandis to the holders of fractional shares registered or recorded in the ledger of fractional shares.

             CHAPTER VII. REGISTRATION OF LOSS OF SHARE CERTIFICATES

Article 24.  (Request for Registration of Loss of Share Certificates)

1. In case of request for the registration of the loss of share certificates, a written request in the form prescribed by the Company shall be submitted together with a document evidencing the fact of the loss of share certificates.

2. In case a person requesting for the registration of the loss of share certificates is not a shareholder or registered pledgee of the shareholders' register, a written request shall be submitted together with a document evidencing that such person held the share certificates concerned and a document identifying himself/herself as the same person, in addition to the documents required in the preceding paragraph.

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Article 25.  (Request for Cancellation of Registration of Loss of Share
             Certificates)

       In case the person having requested the registration of the loss of share certificates discovers such share certificates, request for cancellation for the registration of the loss of share certificates has to be submitted in the written form prescribed by the Company.

Article 26.  (Request for Objection to Registration of Loss of Share
             Certificates)

1. In case of request for the objection to the registration of the loss of share certificates, a written request in the form prescribed by the Company shall be submitted together with the share certificates concerned.

2. In case a person requesting the objection to the registration of the loss of share certificates is not a shareholder or registered pledgee of the shareholders' register, a written request shall be submitted together with a document identifying himself/herself as the same person, in addition to the documents required in the preceding paragraph.

Article 27.  (Changes in Matters of Request)

       In case a person having requested the registration of the loss of share certificates makes any change in the addresses, names or other matters stated or recorded in the register of the loss of share certificates, the provisions of
Article 16 to Article 21 shall apply mutatis mutandis.

                 CHAPTER VIII. REISSUANCE OF SHARE CERTIFICATES

Article 28.  (Reissuance due to Split or Consolidation of Share Certificates)

       In case of an application for the reissuance of new share certificates due to split or consolidation of share certificates, a written application shall be submitted together with the share certificates concerned.

Article 29.  (Reissuance due to Loss)

       In case of an application for the reissuance of new share certificates after the share certificates concerned became invalid due to the registration of the loss of share certificates or due to the procedures prescribed in the
Section 1, Article 216 of the Commercial Code, a written application in the form prescribed by the Company shall be submitted.

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Article 30.  (Reissuance due to Mutilation, Defacement or Filled-up Columns of
             Share Certificate)

       In case of an application for the reissuance of new share certificates due to mutilation, defacement or filled-up columns of share certificate, a written application shall be submitted together with the share certificates concerned. Provided, however, that in case it is difficult to ascertain the authenticity of such share certificates, the procedure for the registration of the loss of share certificates shall be applied.

                    CHAPTER IX. PURCHASE OF FRACTIONAL SHARES

Article 31.  (Application for Purchase of Fractional Shares)

       In case of an application for purchase of fractional shares, a written application shall be submitted to the place of business or any of the forwarding offices of the transfer agent provided for in Article 2 hereof.

Article 32.  (Determination of Purchase Price)

1. The purchase price of the fractional shares shall be the amount equivalent to the closing price per share of the shares of the Company at the Tokyo Stock Exchange on the day when a written application for purchase reached the place of business or any of the forwarding offices of the transfer agent, multiplied by the ratio of such fractional shares to one share. Provided, however, that if there is no trading of the shares of the Company effected on such day, the purchase price shall be the amount obtained by multiplying the sale price per share traded first thereafter by the ratio of such fractional shares to one share.

2. In case the application for purchase is made by mail, such application shall be deemed to be made on the day when such written application reached the place of business or any of the forwarding offices of the transfer agent. Provided, however, that if such written application reached the place of business or any of the forwarding offices of the transfer agent after the business hours thereof, such application shall be deemed to be made on the following business day thereof.

Article 33.  (Payment of Proceeds from Purchase)

1. The Company shall pay to the person who has made an application for purchase the purchase price as calculated pursuant to the preceding Article deducted the handling fees set forth in Article 49 hereof within six (6) business days from the day immediately following the day on which the purchase price has been determined.

2. In case of the preceding paragraph, if the purchase price is a price cum rights such as rights to receive dividends, stock splits or warrants to subscribe for new shares, etc., the proceeds from purchase shall be paid prior to the record date or the allotment date.

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                                       -8-

3. If applied by the person who has made an application for purchase, the proceeds from purchase may be paid by transfer to a bank account designated by him/her or by postal transfer cash payment. In such cases, payment of the proceeds from purchase is deemed to be completed when the procedures for such transfer or the procedures for dispatch of the postal transfer payment form are taken.

Article 34.  (Transfer of Title to Fractional Shares Purchased)

          The title to the fractional shares for which an application for purchase was made shall be transferred to the Company on the day when the procedures for the payment of the proceeds from the purchase, as prescribed in the preceding Article, has been completed.

                CHAPTER X. REQUEST FOR SALE OF FRACTIONAL SHARES

Article 35.  (Application for Requesting Sale of Fractional Shares)

          In case of an application for requesting the Company to sell fractional shares, a written application in the form prescribed by the Company shall be submitted, together with an estimated amount of money required for purchase of the fractional shares, which are separately provided for in the detailed regulations.

Article 36.  (Determination of Selling Price)

          The selling price of the fractional shares shall be the amount equivalent to the closing price per share of the shares of the Company at the Tokyo Stock Exchange on the day when a written application for requesting sale of the fractional shares and the estimated amount of money required for sale of the fractional shares reached the place of business or any of the forwarding offices of the transfer agent, multiplied by the ratio of such fractional shares to one share. Provided, however, that if there is no trading of the shares of the Company effected on such day, the selling price shall be the amount obtained by multiplying the sale price per share traded first thereafter by the ratio of such fractional shares to one share.

Article 37. (Receipt of Proceeds from Sales of Fractional Shares and Transfer of
            Title to Fractional Shares Sold)

1. The Company shall receive a total amount of the selling price, the handling fees set forth in Article 49 hereof and a consumption tax incurred in connection with such handling fees (hereinafter referred to as the "Selling Price") out of the estimated amount of money required for sale of the fractional shares within six (6) business days from the day immediately following the day on which the Selling Price has been determined (in case of an application for requesting sale of the fractional shares by the Company pursuant to paragraph 1,
Article 39 hereof, the day on which a deficiency has been delivered.)

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                                       -9-


2. In case of the preceding paragraph, if the Selling Price is a price cum rights such as rights to make stock splits or receive warrants to subscribe for new shares, etc., the proceeds from sale of the fractional shares shall be received prior to the record date or the allotment date.

3. The title to the fractional shares for which an application for requesting sale of the fractional shares was made shall be transferred from the Company to a person who has made an application on the day when the Company receives the Selling Price.

Article 38. (Clearing-off of Estimated Amount of Money Required for Sale of Fractional Shares)

1. The Company shall immediately repay a surplus amount after the Selling Price has been deducted from the estimated amount of money required for sale of the fractional shares, on the day when the title to such fractional shares transfers as stated in paragraph 3 of the preceding Article.

2. No interest shall accrue on the estimated amount of money required for sale of the fractional shares.

Article 39. (In Case of Deficit in Estimated Amount of Money Required for Sale of Fractional Shares)

1. If the estimated amount of money required for sale of the fractional shares is deficient in the Selling Price, the Company shall charge the deficit to a person who has made an application for requesting sale of the fractional shares by the Company.

2. In case no provisions for the deficit have been made within five (5) business days from the day immediately following the day on which it has been charged, the application for requesting sale of the fractional shares by the Company shall be deemed cancelled.

3. In case of the preceding paragraph, the Company shall immediately repay the estimated amount of money required for sale of the fractional shares to a person who has made an application for requesting sale of the fractional shares by the Company.

Article 40.  (Delivery of Share Certificates)

          The Company shall immediately issue share certificates for the share which becomes one (1) share if combined with the fractional shares sold by the Company and deliver such share certificates to the registered address of the person who has made an application for requesting sale of the fractional shares by the Company.

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Article 41.  (Suspension of Acceptance of Application for Sale of Fractional
             Shares)

1. The Company shall suspend acceptance of an application for requesting sale of the fractional shares by the Company from twelve (12) business days prior to March 31 to March 31 of each year, and twelve (12) business days prior to September 30 to September 30 of each year.

2. In addition to the period stated in the preceding paragraph, in case of no treasury stock held by the Company (excluding treasury stock held for a specified purpose) and when the Company deems necessary, the Company may suspend acceptance of an application for requesting sale of the fractional shares by the Company.

Article 42.  (Special Exception for Request for Sale of Fractional Shares by
             Mail)

1. When an application for requesting sale of the fractional shares is made by mail, a person who has made an application for requesting sale of the fractional shares shall remit a fund required for sale of the fractional shares to a bank account or postal transfer account designated by the Company.

2. In case of the preceding paragraph, with respect to the determination of the Selling Price, the day when a written application and the fund required for sale of the fractional shares by the Company reached the place of business of the transfer agent (in case a written application and the fund reach on different days, the later day) is deemed to be a day when a written application and the estimated amount of money required for sale of the fractional shares reached as provided for in Article 36 hereof.

3. The provision of Article 39 shall apply mutatis mutandis in case the fund to be remitted for sale of the fractional shares by the Company is deficient.

                          CHAPTER XI. PREFERRED SHARES

Article 43.  (Method for Application for Conversion)

1. In case of an application for conversion of Class 2 Preferred Shares or Class 4 Preferred Shares to ordinary shares, a written application together with the share certificates of the relevant preferred shares (hereinafter referred to as the "Preferred Share Certificates") shall be submitted to the place of business or the forwarding offices of the transfer agent provided for in Article 2 hereof. Provided, however, that in case no Preferred Share Certificates concerned have been issued, the submission of Preferred Share Certificates shall not be required.

2. In case a beneficial shareholder makes an application provided in the preceding paragraph, such application shall be made through the Participant and the Center.

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3.        The application for conversion may not be cancelled after submitting the written application.

Article 44.  (Effect of Conversion)

          Conversion of Class 2 Preferred Shares and Class 4 Preferred Shares shall come into effect when the written application together with the Preferred Share Certificates concerned reached the place of business of the transfer agent provided for in Article 2 hereof.

Article 45.  (Notice or Public Notice of Change in Conversion Price)

          In case the conversion price included in the terms of the conversion of Class 2 Preferred Shares and Class 4 Preferred Shares provided for in Article 16 of the Articles of Incorporation shall be reset or adjusted, details of such reset or adjustment shall be notified or notified publicly to the holders of the preferred shares on or before the day preceding the reset date or the day on which such adjusted conversion price shall be applied (hereinafter referred to as the "Reset Date, Etc."). Provided, however, that in case the Company is not able to give notice or public notice of such change to the holders of the preferred shares on or before the day preceding the Reset Date, Etc., the Company shall give notice or public notice of such change to the holders of the preferred shares promptly after the Reset Date, Etc.

Article 46.  (Notice or Public Notice of Restriction on Conversion Period)

          In case there is a provision which excludes certain period within the period during which an application for conversion may be made, included in the terms of conversion of Class 2 Preferred Shares and Class 4 Preferred Shares provided for in Article 16 of the Articles of Incorporation, the Company shall give notice or public notice of such excluded period to the holders of the preferred shares in advance.

Article 47.  (Notice or Public Notice of Mandatory Conversion)

          In case of mandatory conversion of Class 2 Preferred Shares and Class 4 Preferred Shares provided for in Article 17 of the Articles of Incorporation, the Company shall give notice or public notice of the number of ordinary shares and any other necessary matters provided in Article 16 to the holders of the preferred shares without delay.

Article 48. (Application for Delivery of New Share Certificates upon Mandatory Conversion)

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1.     In case of mandatory conversion of Class 2 Preferred Shares and Class 4
Preferred Shares provided for in Article 17 of the Articles of Incorporation, to apply for delivery of share certificates of ordinary shares, a written application together with the Preferred Share Certificates concerned shall be submitted to the place of business or the forwarding offices of the transfer agent provided for in Article 2 hereof. Provided, however, that in case no Preferred Share Certificates concerned have been issued, the submission of Preferred Share Certificates shall not be required.

2. The provision of paragraph 2, Article 43 hereof shall apply mutatis mutandis in case of the preceding paragraph.

                           CHAPTER XII. HANDLING FEES

Article 49.  (Handling Fees)

       Fees for handling of shares and fractional shares of the Company shall be as follows:

       1. In case of registration of the loss of share certificates pursuant to Article 24 hereof:

             The fee shall be 3,000 yen per registration of the loss of share certificate

             Even if an application to cancel the registration of the loss of share certificates is made, the handling fee collected shall not be refunded.

       2. In case of purchase of fractional shares pursuant to Article 31 or sale of fractional shares pursuant to Article 35 hereof:

             The total amount per share calculated by the following method, prorated to the number of fractional shares purchased or sold, multiplied by 85%

       (Formula) With respect to the amount per share which shall be the base for determination of the purchase price or selling price, the total amount calculated pursuant to the percentage of each category listed below.


For the amount up to 1 million yen:                                                     1.150%
For the amount between 1 million yen (exclusive) and 5 million yen (inclusive):         0.900%
For the amount between 5 million yen (exclusive) and 10 million yen (inclusive):        0.700%
For the amount between 10 million yen (exclusive) and 30 million yen (inclusive):       0.575%
For the amount between 30 million yen (exclusive) and 50 million yen (inclusive):       0.375%
(Fractions less than one yen shall be discarded.)

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Provided, however, that if the total amount is less than 2,500 yen, the handling fee shall be 2,500 yen, and if the amount per share which shall be the base for determination of the purchase price or selling price exceeds 50 million yen, the total amount shall be 272,500 yen.

                             Supplemental Provisions

Article 1.

       These Regulations shall take effect on April 2, 2001.

Article 2.

       In case an application for the reissuance of new share certificates is made by submitting a written application together with the original or a certified copy of the judgment of nullification of such certificates, the share certificates which became invalid by such judgment shall be newly issued.

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                                Amendment History


October 1, 2001          Article 9 amended
June 27, 2002            Articles 1,9,10,11,23,33,34,35 and 36 amended
April 1, 2003            Articles 4,5,24,25,26,27,29,30,33,40,41, Article 2 of Supplemental Provision amended
                         Articles after No. 28 were renumbered.
July 1, 2003             Articles 1,2,32,33,35,36,37,38,39,40,41,42,45,46,47,48 and 49 amended
                         Articles after No. 43 were renumbered.

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